Investors:
Jacquie Ross, CFA
858-882-2172
ir@illumina.com

Media:
Eric Endicott
858-882-6822
pr@illumina.com

Illumina Reports Financial Results for First Quarter of Fiscal Year 2018

San Diego -- (BUSINESS WIRE) - April 24, 2018 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the first quarter of fiscal year 2018.

First quarter 2018 results:

•	Revenue of $782 million, a 31% increase compared to $598 million in the first quarter of 2017

•
GAAP net income attributable to Illumina stockholders for the quarter of $208 million, or $1.41 per diluted share, compared to $367 million, or $2.48 per diluted share, for the first quarter of 2017; the prior year period included the impact of a pre-tax gain of $453 million as a result of the GRAIL repurchase of shares from Illumina

•
Non-GAAP net income attributable to Illumina stockholders for the quarter of $214 million, or $1.45 per diluted share, compared to $94 million, or $0.64 per diluted share, for the first quarter of 2017 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $255 million compared to $168 million in the first quarter of 2017

•	Free cash flow (cash flow from operations less capital expenditures) of $165 million for the quarter, compared to $85 million in the first quarter of 2017

Gross margin in the first quarter of 2018 was 68.8% compared to 61.5% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 69.8% for the first quarter of 2018 compared to 66.4% in the prior year period.

Research and development (R&D) expenses for the first quarter of 2018 were $137 million compared to $145 million in the prior year period. Non-GAAP R&D expenses as a percentage of revenue were 17.5%, including 0.8% attributable to Helix. This compares to non-GAAP R&D expenses as a percentage of revenue of 23.3% in the prior year period, including 2.1% attributable to GRAIL and Helix.

Selling, general and administrative (SG&A) expenses for the first quarter of 2018 were $183 million compared to $171 million in the prior year period. Excluding restructuring and amortization of acquired intangible assets, SG&A expenses as a percentage of revenue were 22.9%, including 1.1% attributable to Helix. This compares to 25.6% in the prior year period, including 1.5% attributable to GRAIL and Helix.

Depreciation and amortization expenses were $39 million and capital expenditures for free cash flow purposes were $90 million during the first quarter of 2018. At the close of the quarter, the company held $2.4 billion in cash, cash equivalents and short-term investments, compared to $2.1 billion as of December 31, 2017.

“Our strong first quarter, with momentum across both our sequencing and microarray businesses, was driven by the growing adoption of applications spanning oncology, clinical and non-clinical research, population genomics and personal genomics,” said Francis deSouza, President and CEO. “Genomic information is more valuable and actionable than ever before and we believe that we are in the earliest stages of a genomics revolution.”

Updates since our last earnings release:

•	Released the NovaSeq S1 flow cell-reagent kit for the NovaSeq 6000 System

•	Received a product approval certificate for the NextSeq™ 550Dx instrument with the Ministry of Food and Drug Safety (MFDS) in South Korea

•
Announced a collaboration with Bristol-Myers Squibb to utilize Illumina’s next-generation sequencing (NGS) technology to develop and globally commercialize in-vitro diagnostic (IVD) assays in support of Bristol-Myers Squibb’s oncology portfolio

•
Announced a partnership with Loxo Oncology to develop and commercialize a multi-gene panel for broad tumor profiling, targeting a distributable, NGS-based companion diagnostic (CDx) with a pan-cancer indication

•
Launched a study with Harvard Pilgrim Health Care, a not-for-profit health services company, designed to gather data intended to support wider average-risk patient access and reimbursement of NGS for non-invasive prenatal testing

•	Appointed Dr. Phil Febbo to the position of Senior Vice President and Chief Medical Officer

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2018, the company now projects 15% to 16% revenue growth, GAAP earnings per diluted share attributable to Illumina stockholders of $4.45 to $4.55 and non-GAAP earnings per diluted share attributable to Illumina stockholders of $4.75 to $4.85.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, April 24, 2018. Interested parties may access the live teleconference through the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 800-708-4539, or 1-847-619-6396 outside North America, both with passcode 46755682.

A replay of the conference call will be available from 4:30 pm Pacific Time (7:30 pm Eastern Time) on April 24, 2018 through May 1, 2018 by dialing 888-843-7419, or 1-630-652-3042 outside North America, both with passcode 46755682.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains forward-looking statements that involve risks and uncertainties, including our financial outlook and guidance for fiscal 2018 and expectations regarding the development and commercialization of new products. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) challenges inherent in developing, manufacturing, and launching new products and services, including expanding manufacturing operations and reliance on third-party suppliers for critical components; (ii) the timing and mix of customer orders among our products and services; (iii) the impact of recently launched or pre-announced products and services on existing products and services; (iv) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (viii) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; and (ix) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.
# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	April 1, 2018	December 31, 2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,560	$1,225
Short-term investments	813	920
Accounts receivable, net	400	411
Inventory	350	333
Prepaid expenses and other current assets	71	91
Total current assets	3,194	2,980
Property and equipment, net	983	931
Goodwill	775	771
Intangible assets, net	168	175
Deferred tax assets	100	88
Other assets	322	312
Total assets	$5,542	$5,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$151	$160
Accrued liabilities	388	432
Build-to-suit lease liability	21	144
Long-term debt, current portion	620	10
Total current liabilities	1,180	746
Long-term debt	710	1,182
Other long-term liabilities	364	360
Redeemable noncontrolling interests	215	220
Stockholders’ equity	3,073	2,749
Total liabilities and stockholders’ equity	$5,542	$5,257

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended
	April 1, 2018	April 2, 2017
Revenue:
Product revenue	$628	$491
Service and other revenue	154	107
Total revenue	782	598
Cost of revenue:
Cost of product revenue (a)	174	166
Cost of service and other revenue (a)	62	53
Amortization of acquired intangible assets	8	11
Total cost of revenue	244	230
Gross profit	538	368
Operating expense:
Research and development (a)	137	145
Selling, general and administrative (a)	183	171
Total operating expense	320	316
Income from operations	218	52
Other income, net	3	451
Income before income taxes	221	503
Provision for income taxes	24	155
Consolidated net income	197	348
Add: Net loss attributable to noncontrolling interests	11	19
Net income attributable to Illumina stockholders	$208	$367
Net income attributable to Illumina stockholders for earnings per share (b)	$208	$366
Earnings per share attributable to Illumina stockholders:
Basic	$1.42	$2.50
Diluted	$1.41	$2.48
Shares used in computing earnings per common share:
Basic	147	146
Diluted	148	147

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended
	April 1, 2018	April 2, 2017
Cost of product revenue	$4	$3
Cost of service and other revenue	1	—
Research and development	15	14
Selling, general and administrative	28	33
Stock-based compensation expense before taxes (1)	$48	$50
(1) Includes stock-based compensation of $0.6 million for Helix for the three months ended April 1, 2018. This compares to stock-based compensation of $10 million and $0.3 million for GRAIL and Helix for the three months ended April 2, 2017, respectively.
(b) Amount reflects the additional losses attributable to the common shareholders of GRAIL and Helix for earnings per share purposes.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended
	April 1, 2018	April 2, 2017
Net cash provided by operating activities	$255	$168
Net cash provided by investing activities	12	163
Net cash provided by (used in) financing activities	67	(86)
Effect of exchange rate changes on cash and cash equivalents	1	1
Net increase in cash and cash equivalents	335	246
Cash and cash equivalents, beginning of period	1,225	735
Cash and cash equivalents, end of period	$1,560	$981

Calculation of free cash flow:
Net cash provided by operating activities	$255	$168
Purchases of property and equipment	(90)	(83)
Free cash flow (a)	$165	$85
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
	Three Months Ended
	April 1, 2018	April 2, 2017
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.41	$2.48
Amortization of acquired intangible assets	0.06	0.09
Non-cash interest expense (a)	0.05	0.05
Strategic investment related gains (b)	(0.05)	(0.01)
Restructuring (c)	0.02	—
Gain on deconsolidation of GRAIL (d)	—	(3.07)
Impairments (e)	—	0.15
Legal contingencies (f)	—	0.05
Performance-based compensation related to GRAIL Series B financing (g)	—	0.03
Acquisition related gain (h)	—	(0.01)
Incremental non-GAAP tax expense (i)	(0.02)	0.93
Excess tax benefit from share-based compensation (j)	(0.02)	(0.05)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (k)	$1.45	$0.64

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders	$208	$367
Amortization of acquired intangible assets	9	13
Non-cash interest expense (a)	8	7
Strategic investment related gains (b)	(8)	(2)
Restructuring (c)	3	—
Gain on deconsolidation of GRAIL (d)	—	(453)
Impairments (e)	—	23
Legal contingencies (f)	—	8
Performance-based compensation related to GRAIL Series B financing (g)	—	4
Acquisition related gain (h)	—	(1)
Incremental non-GAAP tax expense (i)	(3)	136
Excess tax benefit from share-based compensation (j)	(3)	(8)
Non-GAAP net income attributable to Illumina stockholders (k)	$214	$94
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(b) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(c) Amount consists primarily of employee costs related to restructuring that occurred in Q1 2018 and Q4 2017.
(d) Amount represents the gain recognized as a result of the deconsolidation of GRAIL in Q1 2017. The $150 million tax effect of the gain is included in incremental non-GAAP tax expense.
(e) Amount for 2017 represents impairment of an acquired intangible asset and in-process research and development of $18 million and $5 million, respectively.
(f) Legal contingencies for 2017 represent charges related to patent litigation.

(g) Amount represents performance-based stock which vested as a result of the financing in Q1 2017, net of attribution to noncontrolling interest.
(h) Acquisition related gain consists of change in fair value of contingent consideration.
(i) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.
(j) Amount represents tax deductions taken in excess of stock compensation cost.
(k) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended
	April 1, 2018		April 2, 2017
GAAP gross profit	$538	68.8%	$368	61.5%
Amortization of acquired intangible assets	8	1.0%	11	1.9%
Impairment (a)	—	—	18	3.0%
Non-GAAP gross profit (b)	$546	69.8%	$397	66.4%

GAAP research and development expense	$137	17.5%	$145	24.2%
Impairment (a)	—	—	(5)	(0.9)%
Non-GAAP research and development expense	$137	17.5%	$140	23.3%

GAAP selling, general and administrative expense	$183	23.5%	$171	28.6%
Restructuring (c)	(3)	(0.5)%	—	—
Amortization of acquired intangible assets	(1)	(0.1)%	(2)	(0.2)%
Performance-based compensation related to GRAIL Series B financing (d)	—	—	(10)	(1.7)%
Legal contingencies (e)	—	—	(8)	(1.3)%
Acquisition related gain (f)	—	—	1	0.2%
Non-GAAP selling, general and administrative expense	$179	22.9%	$152	25.6%

GAAP operating profit	$218	27.8%	$52	8.7%
Amortization of acquired intangible assets	9	1.2%	13	2.1%
Restructuring (c)	3	0.5%	—	—
Impairments (a)	—	—	23	3.9%
Performance-based compensation related to GRAIL Series B financing (d)	—	—	10	1.7%
Legal contingencies (e)	—	—	8	1.3%
Acquisition related gain (f)	—	—	(1)	(0.2)%
Non-GAAP operating profit (b)	$230	29.5%	$105	17.5%

GAAP other income, net	$3	0.4%	$451	75.4%
Non-cash interest expense (g)	8	1.0%	7	1.2%
Strategic investment related gains (h)	(8)	(1.0)%	(2)	(0.2)%
Gain on deconsolidation of GRAIL (i)	—	—	(453)	(75.9)%
Non-GAAP other income, net (b)	$3	0.4%	$3	0.5%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Impairments for 2017 include $18 million impairment of an acquired intangible asset and $5 million in-process research and development.
(b) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.

(c) Amount consists primarily of employee costs related to restructuring that occurred in Q1 2018 and Q4 2017.
(d) Amount represents performance-based stock which vested as a result of the financing in Q1 2017.
(e) Legal contingencies for 2017 represent charges related to patent litigation.
(f) Acquisition related gain consists of change in fair value of contingent consideration.
(g) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(h) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(i) Amount represents the gain recognized as a result of the deconsolidation of GRAIL in Q1 2017.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 12, 2018. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2018
GAAP diluted earnings per share attributable to Illumina stockholders	$4.45 - $4.55
Amortization of acquired intangible assets	0.24
Non-cash interest expense (a)	0.21
Strategic investment related gains (b)	(0.05)
Restructuring (c)	0.03
Incremental non-GAAP tax expense (d)	(0.11)
Excess tax benefits from share-based compensation (e)	(0.02)
Non-GAAP diluted earnings per share attributable to Illumina stockholders	$4.75 - $4.85

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(b) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(c) Amount consists primarily of employee severance and retention costs related to the restructuring that occurred in Q1 2018 and Q4 2017.
(d) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.
(e) Amount represents tax deductions taken in excess of stock compensation cost.